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                                                                     EXHIBIT 4.2

                        ELDORADO ARTESIAN SPRINGS, INC.
                                      and
                         CORPORATE STOCK TRANSFER, INC.

                            PUBLIC WARRANT AGREEMENT

                         Dated as of ____________, 2000


     AGREEMENT, dated this _______ day of ____________, 2000, by and between ELDORADO ARTESIAN SPRINGS,INC., a Colorado corporation (the "Company") and CORPORATE STOCK TRANSFER, INC., as Warrant Agent (the "Warrant Agent").


                                   WITNESSETH


     WHEREAS, in connection with (i) the offering to the public of 1,000,000 Units, which are comprise in the aggregate of 1,000,000 shares of Series A Convertible Preferred Stock and 1,000,000 Public Warrants to purchase Common Stock (hereinafter "the Warrants"), each Warrant entitling the holder thereof to purchase one share of Common Stock (as defined in Section 1), and (ii) the sale to American Fronteer Financial Corporation ("AFFC"), the representative of the several underwriters (the "Representative"), of warrants (the "Representative's Warrants") to purchase up to 100,000 shares of Series A Convertible Preferred Stock and up to 100,000 Warrants, the Company will issue up to 1,100,000 Warrants; and

     WHEREAS, the Company desires to provide for the issuance of certificates representing the Warrants; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants and the rights of the holders thereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

     SECTION 1 DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

     (a) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 50,000,000 authorized shares of Common Stock, $.001 par value per share.
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         (b)   "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof 3200 Cherry Creek
Drive South, Denver, Colorado 80209.

         (c) "Exercise Date" shall mean, as to any Warrant, subject to the provisions of Section 5(b) hereof, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Exercise Price.

         (d) "Exercise Price" shall mean the purchase price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $6.00 per share of Common Stock, subject to adjustment from time to time pursuant to the provisions of Section 8 hereof, and subject to the Company's right, in its sole discretion, to decrease the Exercise Price for a period of not less than 30 days; prior written notice to the Registered Holders.

         (e)   "Initial Warrant Exercise Date" shall mean ________, 2000.

         (f) "Registered Holder" shall mean the person in whose name the certificate representing the Warrant shall be registered on that date on the books maintained by the Warrant Agent pursuant to Section 6.

         (g) "Representative's Warrant Agreement" shall mean the agreement dated as of _______, 2000 between the Company and the Representative relating to and governing the terms and provisions of the Representative's Warrants.

         (h) "Transfer Agent" or "Warrant Agent" shall mean Corporate Stock Transfer, Inc., as the Company's transfer agent and/or warrant agent, or its authorized successor, as such.

         (i) "Underwriting Agreement" shall mean the underwriting agreement dated _______, 2000 between the Company and the several underwriters listed therein relating to the purchase for resale to the public of the Units comprised of Series A Convertible Preferred Stock and Warrants.

         (j) "Warrant Certificate" shall mean a certificate representing each of the Warrants substantially in the form annexed hereto as Exhibit A.

         (k) "Warrant Expiration Date" shall mean 5:00 P.M. (Colorado time) on _______; PROVIDED, that if such date shall in the State of Colorado be a holiday or a day on which bank are authorized or required to close, then 5:00 P.M. (Colorado time) on the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close. Upon five business days' prior written notice to the Registered Holders, the Company shall have the right to extend the Warrant Expiration Date.


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     SECTION 2. WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES.

     (a) A Warrant initially shall entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

     (b) The Warrants included in the offering of Units will be immediately detachable and separately transferable from the Units and from the shares of Series A Convertible Preferred Stock included in the Units.

     (c) Upon execution of this Agreement, Warrant Certificates representing the number of Warrants sold pursuant to the Underwriting Agreement shall be executed by the Company and delivered by the Warrant Agent pursuant to instructions received from the Representative.

     (d) Upon exercise of the Representative's Warrants as provided therein, Warrant Certificates representing all or a portion of 100,000 Warrants to purchase up to an aggregate of 100,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8 hereof and in the Representative's Warrant Agreement), shall be countersigned, issued and delivered by the Warrant Agent upon written order of the Company signed by its Chairman of the Board, Chief Executive Officer, President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary.

     (e) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of 1,100,000 shares of Common Stock, subject to adjustment as described herein, upon the exercise of Class A Warrants in accordance with this Agreement.

     (f) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; (v) those issued pursuant to the Representative's Warrant; and (vi) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Exercise Price, the number of shares of Common Stock purchasable upon exercise of the Class A Warrants made pursuant to Section 8 hereof.

     SECTION 3. FORM AND EXECUTION OF WARRANT CERTIFICATES.

     (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which Exhibit is hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or




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endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage or to the requirements of
Section 2(b). The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrant Certificates shall be numbered serially with the letters CW on the Class A Warrant Certificates of all denominations.

     (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company or to hold such office. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by
Section 4 hereof.

     SECTION 4. EXERCISE. Each Class A Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Warrant Agent shall deposit the proceeds received form the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrants. Promptly following, and in any event within five days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a certificate for any remaining unexercised Warrants of the Registered Holder) unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Exercise Price pursuant to such Warrants. Upon the exercise of any Warrants and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant (the "Warrant Proceeds") to the Company or as the Company may direct in writing, subject to the provisions of Sections 9 hereof.


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     SECTION 5.     RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC.

     (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Class A Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Class A Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Class A Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable, and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, (other than those which the Company shall promptly pay or discharge) and that upon issuance such shares shall be listed on each national securities exchange or eligible for inclusion in each automated quotation system, if any, on which the other shares of outstanding Common Stock of the Company are then listed or eligible for inclusion.

     (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will file a registration statement under the federal securities laws or a post-effective amendment, use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding and deliver a prospectus which complies with Section 10(a)(3) of the Act, to the Registered Holder exercising the Warrant (except, if in the opinion of counsel to the Company, such registration is not required under the federal securities law or if the Company receives a letter from the staff of the Commission stating that it would not take any enforcement action if such registration is not effected). The Company will use its best efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to any such securities in the states where the registration statement was initially registered. However, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

     (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares upon exercise of the Class A Warrants; provided, however, that if the shares of Common Stock or Class A Warrants, as the case may be, are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

     (d) The Warrant Agent is hereby irrevocably authorized as the Transfer Agent to requisition from time to time certificates representing shares of Common Stock or other securities required upon exercise of the Warrants, and the Company will comply with all such requisitions.

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    SECTION 6. EXCHANGE AND REGISTRATION TO TRANSFER.

    (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

    (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its customary practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Class A Warrants.

    (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription or exercise form, as the case may be, on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

    (d) A service charge may be imposed by the Warrant Agent for any exchange or registration or transfer of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

    (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or disposed of or destroyed, at the direction of the Company.

    (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

    SECTION 7. LOSS OR MUTILATION. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like




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tenor representing an equal aggregate number of Class A Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

     SECTION 8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK OR WARRANTS.

     (a) Except as hereinafter provided, in the event the Company shall, issue or sell any shares of Common Stock for a consideration per share less than the Exercise price on the date of sale, or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Exercise Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (i) the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the Exercise Price in effect immediately prior to such Change of Shares and (b) the consideration, if any, received by the Company upon such sale, issuance, subdivision or combination, by (ii) the total number of shares of Common Stock outstanding immediately after such Change of Shares; PROVIDED, HOWEVER, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock. For the purposes of any adjustment to be made in accordance with this
Section 8(a), the following provisions shall be applicable:

          (A) In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price, if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities, in any other case.

          (B) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company, using customary valuation methods and on the basis of prevailing market values for similar property or services.


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          (C)  Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

          (D) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (B) of this Section 8(a).

          (E) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

     (b) Upon each adjustment of the Exercise Price pursuant to this Section 8, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

     (c) In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Sections 8(a) and 8(b) and as provided below) less than the Exercise Price immediately before such issuance, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Exercise Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of Sections 8(a) and 8(b) hereof, PROVIDED that:

          (A) The aggregate maximum number of shares of Common Stock, as the case may be, issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants; PROVIDED, HOWEVER, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection
(A) (and for the purposes of subsection (E) of Section 8(a) hereof) shall be reduced by the number of shares as to which options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price


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that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which exercise rights shall not have expired or terminated unexercised.

          (B) The aggregate maximum number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; PROVIDED, HOWEVER, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (B) (and for the purposes of subsection (E) of Section 8(a) hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

          (C) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (A) of this
Section 8(c), or in the price per share or ratio at which the securities referred to in subsection (B) of this Section 8(c) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

     (d) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than (1) a merger with a subsidiary of the Company in which merger the Company is the continuing corporation or (2) any consolidation or merger of the Company with or into another corporation which, in either instance, does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination)) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change,


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
consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the Corporate Office of the Warrant Agent a statement signed by its Chief Executive Officer, President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Sections 8(a), (b) and (c). The above provisions of this Section 8(d) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (e) Irrespective of any adjustments or changes in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to
Section 2(e) hereof, continue to express the Exercise Price per share and the number of shares purchasable thereunder as the Exercise Price per share and the number of shares purchasable thereunder were expressed in the Warrant Certificates when the same were originally issued.

     (f) After each adjustment of the Exercise Price pursuant to this Section 8, the Company will promptly prepare a certificate signed by the Chairman, Chief Executive Officer or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (g) No adjustment of the Exercise Price shall be made as a result of or in connection with (A) the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof and on the terms described in the final prospectus relating to the public offering contemplated by the Underwriting Agreement; (B) stock options to be granted under the Company's 1997 Stock Option Plan; (C) the issuance or sale of shares of Common Stock upon the conversion of the shares of Series A Convertible Preferred Stock which comprise a part of the Units; or (D) the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than $.10, PROVIDED, HOWEVER, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.10. In addition, Registered Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

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
     SECTION 9. FRACTIONAL WARRANTS AND FRACTIONAL SHARES.

     (a) If the number of shares of Common Stock purchasable upon the exercise of each Class A Warrant is adjusted pursuant to Section 8 hereof, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Class A Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such share, determined as follows:

          (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the National Market System of NASDAQ or traded on NASDAQ, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

          (2) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

          (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     SECTION 10. WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. Except as otherwise provided, no holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

     SECTION 11. RIGHTS OF ACTION. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

     SECTION 12. AGREEMENT OF WARRANT HOLDERS. Every holder of a Class A Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

     (a) The Class A Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

     (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

     SECTION 13. CANCELLATION OF WARRANT CERTIFICATES. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired. The Warrant Agent shall also cancel Common Stock following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split up, combination or exchange.

     SECTION 14. CONCERNING THE WARRANT AGENT.

     (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

     (b) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Exercise provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or
(iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

     (c) The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

     (d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

     (e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

     (f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

     (g) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

     (h) The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Warrant Agent shall retain for a period of two years from the date of exercise any Warrant Certificate received by it upon such exercise.

     SECTION 15. MODIFICATION OF AGREEMENT. Subject to the provisions of
Section 5(b), the Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or to increase the Exercise Price therefor or to accelerate the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holders representing not less than 66-2/3% of the Warrants then outstanding, other than such changes as are presently specifically prescribed by this Agreement as originally executed. In addition, this Agreement may not be modified, amended or supplemented without the prior written consent of the Representative, other than to cure any ambiguity or to correct any provision which is inconsistent with any other provision of this Agreement or to make any such change that is necessary or desirable and which shall not adversely affect the interest of the Representative and except as may be required by law.

     SECTION 16. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 294 Artesian Drive, Eldorado Springs, Colorado 80025, Attention: Douglas A. Larson, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; if to the Warrant Agent, at its Corporate Office; if to AFFC, to Tony Chan, Managing Director, American Fronteer Financial Corporation, 1700 Lincoln Street, Suite 3200, Denver, Colorado 80203.

     SECTION 17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to principles of conflict of laws.

     SECTION 18. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

     SECTION 19. TERMINATION. This Agreement shall terminate at the close of business on the Expiration Date of all the Warrants or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 14 hereof shall survive such termination.

     SECTION 20. COUNTERPARTS. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ELDORADO ARTESIAN SPRINGS, INC.

By:
   ------------------------------
   Douglas A. Larson, President



CORPORATE STOCK TRANSFER, INC.

By:
   ------------------------------
   Authorized Officer





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